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                                                                   EXHIBIT 14(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Combined Prospectus and Proxy Statement and Statement of Additional Information constituting parts of this Pre-Effective Amendment No. 1 to the Registration Statement on Form N-14 (the "Registration Statement") of our reports dated November 8, 2001, relating to the financial statements and financial highlights appearing in the September 30, 2001 Annual Reports to Shareholders of SR&F Growth Stock Portfolio, Stein Roe Growth Stock Fund and Liberty Growth Stock Fund, and our reports dated November 6, 2001, relating to the financial statements and financial highlights appearing in the September 30, 2001 Annual Reports to Shareholders of Stein Roe Focus Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and "Independent Accountants" in the Statements of Additional Information of Stein Roe Growth Stock Fund, Liberty Growth Stock Fund and Stein Roe Focus Fund dated February 1, 2002, all of which have also been incorporated by reference into the Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
April 25, 2002